UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

LAMF GLOBAL VENTURES CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41053	98-1616579
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9255 Sunset Blvd., Suite 1100

West Hollywood, California 90069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (424) 343-8760

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	LGVCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LGVC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LGVCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 1, 2024, LAMF Global Ventures Corp. I, a Cayman Islands exempted company (“LAMF”), held an extraordinary general meeting of shareholders (the “EGM”) related to the transactions contemplated by the Business Combination Agreement, dated as of August 17, 2023 (the “Business Combination Agreement”), by and among LAMF, Nuvo Group Ltd., a limited liability company organized under the laws of the State of Israel (“Nuvo”), Holdco Nuvo Group D.G Ltd., a limited liability company organized under the laws of the State of Israel (“Holdco”), Nuvo Assetco Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Holdco, and H.F.N Insight Merger Company Ltd., a limited liability company organized under the laws of the State of Israel and a wholly owned subsidiary of LAMF. The transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination”.

As of the close of business on February 27, 2024, the record date for the EGM, there were 12,491,949 Class A ordinary shares of LAMF, par value $0.0001 per share (“LAMF Class A Ordinary Shares”) outstanding. At the EGM, a total of 11,676,806 (or 93.5% of) LAMF Class A Ordinary Shares held of record as of February 27, 2024 were present either in person, in person on the virtual meeting platform or by proxy, which constituted a quorum for the transaction of business.

At the EGM, shareholder approval was obtained on the following proposals related to the Business Combination: (i) a proposal to approve the Business Combination (the “Business Combination Proposal”) and (ii) a proposal to adopt the plan of merger relating to LAMF merging with and into Assetco (the “Merger Proposal”).

Detailed descriptions of each proposal are included in LAMF’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2024 (the “Proxy Statement”).

The following is a tabulation of the votes with respect to the Business Combination Proposal, which was approved by LAMF’s shareholders:

For	Against	Abstain
11,662,939	13,867	0

The following is a tabulation of the votes with respect to the Merger Proposal, which was approved by LAMF’s shareholders:

For	Against	Abstain
11,662,939	13,867	0

The proposal to approve the adjournment of the EGM to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies was deemed not necessary and not acted upon at the EGM.

In connection with the EGM, shareholders holding an aggregate of 2,913,194 LAMF Class A Ordinary Shares exercised their right to redeem their shares for approximately $11.03 per share of the funds held in LAMF’s trust account, leaving approximately $434,982 in cash in the trust account after satisfaction of such redemptions. 39,422 LAMF Class A Ordinary Shares will remain outstanding after satisfaction of such redemptions.

Based on the approvals received at the EGM, the Business Combination is expected to be consummated as soon as practicable following the satisfaction or waiver of the remaining closing conditions described in the Proxy Statement, including the condition that the ordinary shares of Holdco will have been approved for listing on Nasdaq. Following the closing of the Business Combination, the ordinary shares of Holdco are expected to begin trading on Nasdaq under the symbol “NUVO”.

Item 8.01 Other Events.

On April 2, 2024, LAMF and Nuvo issued a press release announcing that LAMF’s shareholders approved the proposals related to the Business Combination. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMF GLOBAL VENTURES CORP. I

	By:	/s/ Simon Horsman
	Name:	Simon Horsman
	Title:	Chief Executive Officer

Dated: April 2, 2024

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